Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS FIRST QUARTER 2022 EPS OF $2.05

SEATTLE, WASHINGTON - May 3, 2022, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced first quarter 2022 financial results including the following highlights compared to the same quarter of 2021:

•	Diluted Net Earnings Attributable to Shareholders per share (EPS1) increased 23% to $2.05
•	Net Earnings Attributable to Shareholders increased 21% to $346 million
•	Operating Income increased 20% to $462 million
•	Revenues increased 46% to $4.7 billion
•	Airfreight tonnage volume and ocean container volume decreased 18% and 3%, respectively

“Given all that we have been through following the February cyber-attack, I have never been more proud of our employees’ ability to adapt – nor have I ever been more grateful to our loyal customers, carriers, and service providers for their unprecedented level of support while we worked through this crisis,” said Jeffrey S. Musser, President and Chief Executive Officer. “Our core systems are operational, thanks to the around-the-clock efforts of our entire organization. Our people performed magnificently and we are proud of the financial results, especially considering the additional expenses and reduced volumes as a result of the cyber-attack. We are extremely appreciative that the vast majority of our customers chose to keep their business with us while we worked to resolve the impact of the cyber-attack.

“All of our products suffered as a result of the cyber-attack, particularly during the first three weeks after the attack, as we quickly adjusted to a new and unfamiliar operating environment in which our core systems were taken offline to protect our network. Nevertheless, our Air and Ocean businesses both outperformed strong year-ago results, as rates remained elevated due to ongoing supply chain bottlenecks and capacity constraints, while tonnage and volumes declined principally as a result of the cyber-attack. Air freight continues to be impacted by the extreme imbalance between capacity and demand, particularly with exports out of Asia. While the cyber-attack constrained our volumes in air during the quarter, we continued to process shipments and serve our customers, particularly as shippers turned to air in an effort to get around the severe disruptions on the seas. Ocean volumes, in turn, continued to be hampered by port congestion due to labor and equipment shortages, which disrupted sailing schedules and kept rates well above historical norms. None of the issues in the air, on the water, or at the ports have appreciably improved or are likely to in 2022.”

Christopher J. McClincy, Senior Vice President and Chief Information Officer, commented further on the cyber-attack: “As soon as we learned of the attack, we quickly shut down most of our connectivity, operating and accounting systems worldwide to protect the health of our global systems environment, and we initiated our cybersecurity incident response plan. Over the subsequent days and weeks, our response teams, in collaboration with external cybersecurity experts and law enforcement, remediated the attack. The systems impact related to the cyber-attack limited our ability to arrange shipments or manage customs and distribution activities, or to perform certain accounting functions, for approximately three weeks after the attack. While we continue to navigate residual effects and incorporate learnings from the cyber-attack, our core systems are being utilized to drive our services. I join Jeff in thanking all of our employees and partners for their exceptional performance during the most trying episode in our company’s history.”

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “Despite our temporary systems shutdown, our employees were able to find alternative solutions to keep freight moving, although on a limited basis, until we were able to restore our systems. While we believe the bulk of the expenses related to the cyber-attack are now behind us, we expect to continue to incur additional expenses related to further system enhancements. Supply and demand in both air and ocean and are likely to remain out of balance for the foreseeable future, but we would continue to caution that should demand and rates return to pre-pandemic levels – whenever that may be – our revenues, expenses, and operating income are likely to decline from the all-time highs that we experienced in 2021.”

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE:  See Disclaimer on Forward-Looking Statements in this release.

Expeditors International of Washington, Inc.

First Quarter 2022 Earnings Release, May 3, 2022

Financial Highlights for the three months ended March 31, 2022 and 2021 (Unaudited)

(in 000's of US dollars except per share data)

	Three months ended March 31,
	2022	2021	% Change
Revenues[3]	$4,664,298	$3,198,820	46%
Directly related cost of transportation and other expenses[1,3]	$3,516,111	$2,247,284	56%
Salaries and other operating expenses[2]	$686,427	$566,021	21%
Operating income	$461,760	$385,515	20%
Net earnings attributable to shareholders	$346,109	$287,220	21%
Diluted earnings attributable to shareholders per share	$2.05	$1.67	23%
Basic earnings attributable to shareholders per share	$2.07	$1.70	22%
Diluted weighted average shares outstanding	169,216	171,551
Basic weighted average shares outstanding	167,499	169,214

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

3Certain prior year amounts have been revised to correct for immaterial errors as previously disclosed in the Company’s second quarter results on Form 10-Q filed on August 5, 2021 and in the 2021 annual report on Form 10-K filed on March 15, 2022.

Financial Impact of the Cyber-Attack

In the first quarter the Company incurred, as a result of our inability to timely process and move shipments through ports, approximately $40 million in incremental demurrage charges, where the Company has direct liability for this obligation. These costs are recorded in customs brokerage and other services expenses.

Additionally, in the first quarter, the Company incurred investigation, recovery, and remediation expenses, including costs to recover its operational and accounting systems and to enhance cybersecurity protections. These costs are primarily comprised of various consulting services including cybersecurity experts, outside legal advisors, and other IT professional expenses. The Company also recorded estimated liabilities for potential shipment-related claims. Total amounts recorded for the items above were approximately $20 million and are reported in other operating expenses. The Company does not expect to incur significant capital expenditures as a result of the cyber-attack.

The Company may incur additional expenses which could include third-party expenses, incremental information services costs, legal fees, or indemnities to customers or business partners. When the Company’s operating systems were down, many customers worked with other providers to meet their logistics needs, resulting in lower shipment volumes in the first quarter for which the financial impact on revenues and operating income cannot be quantified. Such costs and the ongoing impacts from the down time caused by the cyber-attack could have a further material adverse impact on the Company’s business, revenues, expenses, results of operations, cash flows and reputation. The Company is unable to estimate the ultimate direct and indirect financial impacts of this cyber-attack.

	Employee Full-time Equivalents as of March 31,
	2022	2021
North America	7,697	6,819
Europe	4,046	3,595
North Asia	2,513	2,379
South Asia	1,792	1,640
Middle East, Africa and India	1,535	1,477
Latin America	831	773
Information Systems	1,042	973
Corporate	411	399
Total	19,867	18,055

	First quarter year-over-year percentage increase (decrease) in:
2022	Airfreight kilos	Ocean freight FEU
January	10%	(1)%
February	(11)%	—
March	(45)%	(8)%
Quarter	(18)%	(3)%

During the three months ended March 31, 2022, we did not repurchase any shares of common stock compared to the three months ended March 31, 2021, when we repurchased 0.9 million shares of common stock at an average price of $92.98 per share.

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on May 6, 2022 will be considered in management's 8-K “Responses to Selected Questions.”

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding the financial and operational impact of the cyber-attack; the future stabilization of supply/demand imbalance and rate volatility; the continued unsettled operating environment due to continued scarce air and ocean capacity; elevated air and ocean pricing and an increase in demand for such services; port congestion; equipment imbalances; labor shortages; insufficient warehouse and pier space; trade disruptions; rising fuels costs; and the uneven lifting of the COVID-19 pandemic restrictions around the world. Future financial performance could differ materially because of factors such as: our ability to leverage the strength of our carrier relationships to secure space; the strength of our non-asset-based operating model; our expectation that the supply/demand imbalance and rate volatility will continue in 2022, and will stabilize over time; our ability to re-open our offices for return-to-work; our ability to continue to enhance our productivity; our expectation that the current unprecedented operating conditions will not persist long-term; our ability to invest in our strategic efforts to explore new areas for profitable growth; our ability to avoid another material cyber-attack; and our ability to remain a strong, healthy, unified and resilient organization. The ongoing impact of the COVID-19 pandemic could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform and potential litigation as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 31, 2022	December 31, 2021
Assets:
Current Assets:
Cash and cash equivalents	$2,139,626	$1,728,692
Accounts receivable, less allowance for credit loss of $5,677 at March 31, 2022 and $6,686 at December 31, 2021	3,934,856	3,810,286
Deferred contract costs	817,435	987,266
Other	70,812	108,801
Total current assets	6,962,729	6,635,045
Property and equipment, less accumulated depreciation and amortization of $553,048 at March 31, 2022 and $541,677 at December 31, 2021	504,125	487,870
Operating lease right-of-use assets	458,637	459,158
Goodwill	7,927	7,927
Deferred federal and state income taxes, net	5,573	729
Other assets, net	17,002	19,200
Total assets	$7,955,993	$7,609,929
Liabilities:
Current Liabilities:
Accounts payable	$1,980,439	$2,012,461
Accrued liabilities, primarily salaries and related costs	607,882	403,625
Contract liabilities	952,370	1,142,026
Current portion of operating lease liabilities	85,076	82,019
Federal, state and foreign income taxes	96,205	86,166
Total current liabilities	3,721,972	3,726,297
Noncurrent portion of operating lease liabilities	384,690	385,641
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding: 167,477 shares at March 31, 2022 and 167,210 shares at December 31, 2021	1,675	1,672
Additional paid-in capital	13,343	3,160
Retained earnings	3,965,803	3,620,008
Accumulated other comprehensive loss	(137,429)	(130,414)
Total shareholders’ equity	3,843,392	3,494,426
Noncontrolling interest	5,939	3,565
Total equity	3,849,331	3,497,991
Total liabilities and equity	$7,955,993	$7,609,929

03-May-2022	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2022	2021
Revenues:
Airfreight services	$1,598,555	$1,325,915
Ocean freight and ocean services	1,976,246	953,912
Customs brokerage and other services	1,089,497	918,993
Total revenues	4,664,298	3,198,820
Operating Expenses:
Airfreight services	1,142,546	954,544
Ocean freight and ocean services	1,600,243	742,435
Customs brokerage and other services	773,322	550,305
Salaries and related	538,940	452,105
Rent and occupancy	50,928	45,280
Depreciation and amortization	12,975	12,987
Selling and promotion	4,048	3,070
Other	79,536	52,579
Total operating expenses	4,202,538	2,813,305
Operating income	461,760	385,515
Other Income (Expense):
Interest income	1,892	1,946
Other, net	7,527	3,000
Other income, net	9,419	4,946
Earnings before income taxes	471,179	390,461
Income tax expense	121,699	102,511
Net earnings	349,480	287,950
Less net earnings attributable to the noncontrolling interest	3,371	730
Net earnings attributable to shareholders	$346,109	$287,220
Diluted earnings attributable to shareholders per share	$2.05	$1.67
Basic earnings attributable to shareholders per share	$2.07	$1.70
Weighted average diluted shares outstanding	169,216	171,551
Weighted average basic shares outstanding	167,499	169,214

03-May-2022	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31,
	2022	2021
Operating Activities:
Net earnings	$349,480	$287,950
Adjustments to reconcile net earnings to net cash from operating activities:
(Recoveries) provisions for losses on accounts receivable	(416)	1,199
Deferred income tax (benefit) expense	(3,236)	8,151
Stock compensation expense	11,603	11,185
Depreciation and amortization	12,975	12,987
Other, net	455	551
Changes in operating assets and liabilities:
Increase in accounts receivable	(132,348)	(252,914)
Increase in accounts payable and accrued liabilities	140,191	233,238
Decrease (increase) in deferred contract costs	173,930	(71,258)
(Decrease) increase in contract liabilities	(193,357)	79,590
Increase in income taxes payable, net	46,259	46,638
Decrease (increase) in other, net	8,410	(1,488)
Net cash from operating activities	413,946	355,829
Investing Activities:
Purchase of property and equipment	(14,412)	(8,391)
Other, net	79	(34)
Net cash from investing activities	(14,333)	(8,425)
Financing Activities:
Proceeds from borrowing on lines of credit, net	19,490	(85)
Proceeds from issuance of common stock	5,751	19,757
Repurchases of common stock	—	(85,997)
Payments for taxes related to net share settlement of equity awards	(7,482)	(1,275)
Net cash from financing activities	17,759	(67,600)
Effect of exchange rate changes on cash and cash equivalents	(6,438)	(14,202)
Change in cash and cash equivalents	410,934	265,602
Cash and cash equivalents at beginning of period	1,728,692	1,527,791
Cash and cash equivalents at end of period	$2,139,626	$1,793,393
Taxes Paid:
Income taxes	$77,960	$46,607

03-May-2022	Expeditors International of Washington, Inc.	Page 6 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended March 31, 2022:
Revenues	$1,241,224	104,610	57,707	1,769,016	646,329	575,791	270,681	(1,060)	4,664,298
Directly related cost of transportation and other expenses[1]	$763,423	64,232	33,857	1,480,093	538,883	417,620	218,100	(97)	3,516,111
Salaries and other operating expenses[2]	$333,649	24,869	13,101	123,113	45,329	109,269	38,042	(945)	686,427
Operating income	$144,152	15,509	10,749	165,810	62,117	48,902	14,539	(18)	461,760
Identifiable assets at period end	$4,199,798	283,674	147,391	1,329,469	591,672	1,076,451	358,722	(31,184)	7,955,993
Capital expenditures	$9,477	1,078	109	531	290	2,058	869	—	14,412
Equity	$2,753,888	108,208	52,188	337,802	189,168	317,436	133,250	(42,609)	3,849,331
For the three months ended March 31, 2021:
Revenues[3]	$875,390	94,117	44,864	1,209,048	349,766	466,333	160,506	(1,204)	3,198,820
Directly related cost of transportation and other expenses[1,3]	$502,635	53,050	26,700	967,529	269,944	306,909	121,109	(592)	2,247,284
Salaries and other operating expenses[2]	$238,698	25,737	12,377	106,920	43,165	109,455	30,275	(606)	566,021
Operating income	$134,057	15,330	5,787	134,599	36,657	49,969	9,122	(6)	385,515
Identifiable assets at period end	$2,747,984	194,050	93,072	988,954	331,271	853,944	265,495	(19,773)	5,454,997
Capital expenditures	$3,025	122	53	357	579	3,554	701	—	8,391
Equity	$1,985,265	73,066	32,632	342,233	148,293	218,198	121,040	(42,077)	2,878,650

1Directly related cost of transportation and other expenses totals operating expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals salaries and related, rent and occupancy, depreciation and amortization, selling and promotion and other as shown in the Condensed Consolidated Statements of Earnings.

3Certain prior year amounts have been revised to correct for immaterial errors as previously disclosed in the Company’s second quarter results on Form 10-Q filed on August 5, 2021 and in the 2021 annual report on Form 10-K filed on March 15, 2022.

03-May-2022	Expeditors International of Washington, Inc.	Page 7 of 7